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                                                                   EXHIBIT 10.16

                   AMENDMENT NO.2 OF THE PAGING NETWORK, INC.
                               SEVERANCE PAY PLAN



     WHEREAS, Paging Network, Inc. (the "Company") maintains the Paging Network, Inc. Severance Pay Plan (the "Plan"); and

     WHEREAS, amendment of the Plan is now desirable;

     NOW, THEREFORE, IT IS RESOLVED that, pursuant to the amending power reserved to the Board of Directors of the Company (the "Board") pursuant to subsection 7.1(b), the Plan be, and it hereby is, amended in the following particulars:

     Effective as of the date of the adoption of this amendment by the Board, by modifying Section 4.5 to read in its entirety as follows:

     "4.5 Severance Benefits. If a Participant becomes entitled to severance benefits in accordance with the provisions of subsection 4.1 the Participant shall continue to receive medical insurance, disability income protection, life insurance protection and death benefits, and perquisites for a period of not less than the 12 consecutive months immediately following the date of termination of employment, with substantially similar coverage and at no additional cost to the Participant than as such benefits were provided to such Participant immediately prior to the Change in Control. Any Participant described in the first sentence of this subsection 4.5 shall be further entitled to a lump sum payment in cash no later than ten business days after the date of termination equal to:

               (a) If the Participant holds the position of Chairman and Chief Executive Officer, President and Chief Operating Officer, Executive Vice President and Chief Administrative Officer or Senior Vice President and Chief Financial Officer of the Company, or President and Chief Operating Officer of Vast Solutions, Inc., as of the date of the Change in Control, then three hundred percent (300%) of the Participant's Base Severance Amount; or

               (b) If the Participant holds the position of Regional Sales Vice President or Senior Vice President (but is not designated in subparagraph (a)), as of the date of the Change in Control, then two hundred percent (200%) of the Participant's Base Severance Amount; or



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               (c)  If the Participant holds the position of Director or higher
                    (but is not designated in subparagraph (a) or (b) above) as of the date of the Change in Control, one hundred percent (100%) of the Participant's Base Severance Amount; or

               (d) for all other Participants, then fifty percent (50%) of the Participant's Base Severance Amount, as defined below;"